ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           EMBROIDERY ACQUISITION LLC

                                  (the "Buyer")

                                       and

                                     PCA LLC

                                (the "Guarantor")

                                       and

                              HOMETOWN THREADS LLC

                                 (the "Seller")

                                       and

                           HIRSCH INTERNATIONAL CORP.
                                 (the "Member")











                          Dated as of October 22, 2004

                                TABLE OF CONTENTS
                                                                           Page


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1      Definitions..........................................................4
1.2      Construction.........................................................4

                                   ARTICLE II

                     PURCHASE, TERMS OF PAYMENT AND CLOSING

2.1      Purchase and Sale of Assets..........................................5
2.2      Purchased Assets.....................................................5
2.3      Excluded Assets......................................................6
2.4      Procedures for Non-Transferable Assets...............................7
2.5      Assumed Liabilities..................................................7
2.6      Excluded Liabilities.................................................8
2.7      Purchase Price.......................................................9
2.8      Manner of Payment....................................................9
2.9      Closing..............................................................9
2.10     Closing Obligations.................................................10
2.11     Real Property and Other Expenses; Proration.........................12
2.12     Buyer's Put Right...................................................12
2.13     Deposits for Potential Franchisees in Process.......................13

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MEMBER

3.1      Organization; Good Standing; Ownership..............................13
3.2      Authority; Enforceability...........................................13
3.3      Consents and Approvals; No Violation................................14
3.4      Books and Records...................................................14
3.5      Financial Statements................................................15
3.6      Undisclosed Liabilities.............................................15
3.7      Absence of Certain Changes or Events................................15
3.8      Taxes and Tax Returns...............................................16
3.9      Litigation..........................................................17
3.10     Compliance with Laws................................................18
3.11     Environmental Matters...............................................18
3.12     Employee Benefit Plans; ERISA.......................................18
3.13     Employees; Labor Matters............................................18
3.14     Contracts...........................................................19
3.15     Assets..............................................................20
3.16     Real Property.......................................................21
3.17     Accounts Receivable.................................................21
3.18     Proprietary Rights..................................................21
3.19     Suppliers...........................................................22
3.20     Customers and Franchisees...........................................23
3.21     Brokers.............................................................23
3.22     Franchises..........................................................23
3.23     Full Disclosure.....................................................23

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER

4.1      Organization........................................................23
4.2      Authority; Enforceability...........................................24
4.3      Consents and Approvals; No Violation................................24
4.4      Litigation..........................................................24
4.5      Brokers.............................................................24

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1      Intentionally Left Blank............................................25
5.2      Employees...........................................................25
5.3      Seller's Name.......................................................25
5.4      Notice to Franchisees...............................................25

                                   ARTICLE VI


                                 INDEMNIFICATION

6.1      Survival; Knowledge..................................................26
6.2      Seller's and Member's Agreement to Indemnify.........................26
6.3      Buyer's Agreement to Indemnify.......................................27
6.4      Procedure for Indemnification - Third-Party Claims...................27
6.5      Indemnification Procedure - Direct Claims............................29
6.6      Interest.............................................................29
6.7      Right of Set-Off.....................................................29
6.8      Limitation on Indemnification Amounts................................30

                                   ARTICLE VII

                               GENERAL PROVISIONS

7.1      Guaranty.............................................................30
7.2      Expenses.............................................................30
7.3      Amendment and Modification...........................................30
7.4      Waiver of Compliance; Consents.......................................31
7.5      Notices..............................................................31
7.6      Publicity............................................................32
7.7      Assignment; No Third-Party Rights....................................32
7.8      Governing Law........................................................32
7.9      Further Assurances; Records..........................................33
7.10     Severability.........................................................33
7.11     Construction.........................................................33
7.12     Disclosure Schedule..................................................33
7.13     Time of Essence......................................................33
7.14     Counterparts.........................................................33
7.15     Entire Agreement.....................................................33
7.16     No Implied Representations...........................................34



EXHIBITS

A        Form of Bill of Sale
B        Form of Assignment & Assumption Agreement
C        Form of Trademark Assignment
D        Form of Seller Non-Competition Agreement
E        Form of Repair, Maintenance and Support Agreement
F        Form of Supply Agreement

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of October 22, 2004, by and among EMBROIDERY ACQUISITION LLC, a Delaware limited liability company (the "Buyer"), PCA LLC, a Delaware limited liability company (the "Guarantor"), HOMETOWN THREADS LLC, a Delaware limited liability company (the "Seller") and HIRSCH INTERNATIONAL CORP., a Delaware corporation, the sole member of the Seller (the "Member").

                              Background Statement

     The Seller is engaged in the business of operating and franchising retail embroidery service centers in Wal-Mart stores and other retail locations, including the purchase, warehousing and resale of embroidery machines, accessories, parts, supplies and related software, training in the use of embroidery machines and software, the purchase, warehousing and resale of articles of clothing for embroidery, and the leasing of space in retail locations, particularly Wal-Mart Stores; in each case, in connection with the operation of retail embroidery centers by the Seller or the subleasing of such space to franchisees of the Seller (the "Business").

     The Member and the Seller desire the Seller to sell,  and the Buyer desires
to  purchase,   substantially  all  of  the  assets  of  the  Seller,   for  the
consideration and on the terms set forth herein.

                             Statement of Agreement

The parties agree as follows:

                               ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. Capitalized terms used in this Agreement have the meanings given to them in Appendix 1.

     1.2  Construction.

(a) The article and section headings contained in this Agreement are solely for the purpose of reference and convenience, are not part of the agreement of the parties, and shall not in any way limit, modify or otherwise affect the meaning or interpretation of this Agreement.

(b) References to "Sections" or "Articles" refer to corresponding Sections or Articles of this Agreement unless otherwise specified.

(c) Unless the context requires otherwise, the words "include," "including" and variations thereof mean without limitation, the words "hereof," "hereby," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not any particular section or article in which such words appear, and any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.

(d) Unless the context requires otherwise, words in the singular include the plural, words in the plural include the singular, and words importing any gender shall be applicable to all genders.

(e)  Currency amounts referenced herein are in U.S. Dollars.

(f) References to a number of days refer to calendar days unless Business Days are specified. Except as otherwise specified, whenever any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                               ARTICLE II
                     PURCHASE, TERMS OF PAYMENT AND CLOSING

     2.1 Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, the Seller hereby sells, conveys, assigns, transfers and delivers to the Buyer, and the Buyer hereby purchases, acquires and accepts from the Seller, all of the Purchased Assets, free and clear of all Liens, except for Permitted Liens, in exchange for payment of the Purchase Price.

     2.2 Purchased Assets. For purposes of this Agreement, the term "Purchased Assets" means all of the assets, rights and properties of the Seller owned, used or useable by the Seller in connection with or relating to the Business, and all of the Seller's rights therein including, without limitation, the assets identified on the Reference Balance Sheet as well as the following assets, rights and properties of the Seller (but excluding the Excluded Assets):

(a)  all Fixed Assets of the Seller (the "Purchased Fixed Assets");

(b)  all the Seller's interests in the Leased Real Property;

(c) Subject to Section 2.12, all Accounts Receivable of the Seller, including the notes from DOCAM, LLC (the "DOCAM Note") and McKenna Creations, LLC (the "McKenna Note") and all amounts collected from franchisees after the Effective Time, other than royalty payments due for transactions occurring prior to the Effective Time (the "Purchased Notes and Accounts Receivable");

(d) all intangible rights and property of the Seller, including all Proprietary Rights of the Seller, the Seller's trade name and all telephone, telecopy, domain names and e-mail addresses and listings of the Seller (the "Purchased Proprietary Rights");

(e) all Software of the Seller, including software developed or modified by or for the Seller and software licensed by the Seller (the "Purchased Software");

(f) the Seller's web site including the related software, domain name, hosting agreements and web site content;

(g) Contracts of the Seller listed on Section 2.2(g) of the Disclosure Schedule (the "Purchased Contracts"), and all rights of any nature whatsoever arising out of all Purchased Contracts;

(h) all files, records, documents, data, plans, proposals and all other recorded knowledge of the Seller, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records, whether in written, electronic, visual or other form, and, subject to Legal Requirements, copies of all personnel and other records of the Seller that are described in Section 2.3(d);

(i) all rights of the Seller relating to deposits and prepaid expenses, claims for refunds and rights of offset that are not described in Section 2.3(b);

(j) all claims and rights of the Seller in connection with or relating to the Business, including all claims and rights of the Seller against third parties, whether choate or inchoate, known or unknown, contingent or non-contingent;

(k) the business of the Seller as a going concern and all of the goodwill associated with the business of the Seller; and

(l)  the amounts listed on Section 3.5(b) of the Disclosure Schedule.

     Notwithstanding the foregoing, the Seller may retain and use in appropriate circumstances copies of the Purchased Contracts: (i) which relate to properties or activities of the Seller and the Member other than the Business, or (ii) which are required to be retained pursuant to any Legal Requirements, for financial reporting purposes, for tax purposes, or otherwise in connection with the Excluded Liabilities.

     2.3  Excluded Assets. Notwithstanding anything to the contrary contained in
          Section 2.2 or elsewhere in this Agreement, the Purchased Assets shall not include any of the following assets, rights and properties of the Seller (the "Excluded Assets"), all of which are excluded from the Purchased Assets and shall be retained by the Seller:

(a) the rights arising under all Contracts of the Seller not listed in Section 2.2(g) of the Disclosure Schedule (collectively, the "Excluded Contracts");

(b) all claims and rights of the Seller to federal, state, local and foreign Tax refunds, Tax refund claims, Tax credits and Tax deposits, but in each case only to the extent such refunds, claims, credits or deposits relate directly to a period ending at or prior to Closing;

(c) all corporate seals, corporate minute books, stock records and Tax Returns of the Seller;

(d) all records of the Seller that the Seller, pursuant to applicable Legal Requirements, is required to retain in its possession;

(e) all insurance policies of the Seller and all of the Seller's rights thereunder;

(f) all assets and rights of the Seller in and with respect to the Plans and other similar obligations of the Seller;

(g)      all cash, cash equivalents and short-term investments of the Seller;

(h) all rights of the Seller under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement; and

(i) the assets, rights and properties, if any, set forth in Section 2.3(i) of the Disclosure Schedule.

     2.4 Procedures for Non-Transferable Assets(a) . In the event the Seller does not obtain consent necessary for the assignment or transfer of an Purchased Contract or Purchased Asset as of the Closing, then following the Closing, the Seller shall (a) use Commercially Reasonable Efforts to obtain, as soon as possible after the Closing Date, any consents requested by the Buyer that were not previously obtained and (b)assign such Purchased Contracts or other property or rights included in the Purchased Assets to the Buyer on the effective date for any such consent obtained. With respect to any such Purchased Contract for which a consent has not been obtained as of the Closing Date, if requested by the Buyer and permitted by the terms of such Purchased Contract, the Seller shall subcontract to the Buyer such Purchased Contract (i)until the earlier of the date on which such consent is obtained and is effective and the date on which the term of such Purchased Contract ends, (ii)at the price specified in such Purchased Contract without any additional mark-up, (iii)and otherwise on the same terms and conditions as are included in such Purchased Contract, and the Buyer, under such subcontract, shall be responsible for the costs and liabilities associated with the Buyer's performance of such Purchased Contract, in each case, to the extent arising after the Effective Time and will be entitled to and shall receive all of the benefits, including any revenues, from such Purchased Contract. If subcontracting such Purchased Contract is not permitted under its terms, the Seller and the Buyer shall cooperate with one another in any reasonable arrangement designed to give the Buyer the practical benefits of such Purchased Contract and the obligations arising after the Effective Time under such Purchased Contract. With respect to any property or right included in the Purchased Assets (other than a Purchased Contract) for which a consent has not been obtained as of the Closing Date, if requested by the Buyer, the Seller shall enter into any reasonable arrangement with the Buyer that is designed to give the Buyer the practical benefits of such property or right, without any additional cost to the Buyer.

     2.5 Assumed Liabilities. As of the Effective Time, on the Closing Date, the Buyer shall assume, and shall thereafter timely pay and perform, the following obligations and liabilities of the Seller (the "Assumed Liabilities"):

(a) the current liabilities set forth, in detail, on Section 2.5 of the Disclosure Schedule that were incurred by the Seller in connection with its operation of the Business in the Ordinary Course through the Effective Time and that remain unpaid at Closing. Any current liabilities that exist at Closing in excess of One Hundred Thousand Dollars ($100,000.00) shall be paid from the Seller's proceeds at Closing and shall reduce the payment from the Buyer to the Seller under Section 2.8(b). Any current liabilities that exist at Closing, are subsequently paid by the Buyer in its discretion and are not set forth on Section 2.5 of the Disclosure Schedule shall be paid from, and reduce, the Holdback Amount, without regard to the limitations imposed by Section 6.8, however, such amounts shall be included in the threshold calculation of Section 6.8; and

(b) the obligations of the Seller arising after the Effective Time under the Purchased Contracts (including any obligations assumed by the Buyer pursuant to Section 2.4), except for (i) liabilities for breaches thereof occurring at or before the Effective Time, (ii) liabilities that were incurred at or before the Effective Time, whether or not due prior to Closing, and (iii) promises made by the Seller, either oral or written, to franchisees or host stores prior to the Effective Time and not disclosed to the Buyer in Section 2.2(g) of the Disclosure Schedule.

     2.6  Excluded Liabilities.

(a) Except for the Assumed Liabilities, neither the Buyer nor any of its Affiliates shall assume, take subject to or be liable for any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of the Business, the Seller or any Affiliate of the Seller (the "Excluded Liabilities"). The Seller shall pay and perform, and shall cause its Affiliates to pay and perform, on or before the date due, all Excluded Liabilities (except intercompany liabilities due to the Member).

(b) Without limiting the generality of Section 2.6(a), the Excluded Liabilities shall include any liabilities or obligations of the Seller or any Affiliate of the Seller incurred, arising from or out of, in connection with or relating to:

     (i) any claims made by or against the Seller or any Affiliate of the Seller, whether before or after the Closing Date, that arise out of events prior to the Closing Date, including any and all liabilities or obligations relating to investigations by any Governmental Authority, but excluding any claims that are Assumed Liabilities.

     (ii) any Taxes that arise out of events occurring prior to the Closing, but including any Taxes arising by reason of the transactions contemplated herein;

     (iii)products manufactured, sold or distributed by the Seller prior to the Effective Time, including liabilities or obligations related to product warranties, recalls of such products or defects with respect to such products;

     (iv) any liabilities or obligations under a Contract that are not assumed by the Buyer pursuant to Section
         2.5(c);

     (v) Environmental Laws or environmental liability related to real property that arise out of events occurring prior to the Closing;

     (vi) any Plans or other similar obligations;

     (vii)any employment, severance, retention or termination agreement with any employee or any employee grievance that arises out of events occurring prior to the Closing;

     (viii) any compliance or noncompliance with any Legal Requirement of any Governmental Authority that arises out of events occurring prior to the Closing;

     (ix) any obligation relating to the Excluded Assets;

     (x) any obligation of the Seller under this Agreement or any other document executed in connection with the transactions contemplated hereby; and

     (xi) any obligation of the Seller, Howard Arnberg d/b/a Hometown Threads or the Member to any franchisee or host store other than the Assumed Liabilities.

2.7 Purchase Price. In consideration of the sale of the Purchased Assets, at the Closing and subject to the conditions contained herein, the Buyer shall pay to the Seller, an aggregate amount (the "Purchase Price") equal to One Million Five Hundred Thousand Dollars ($1,500,000.00).

2.8 Manner of Payment. On the Closing Date, the Purchase Price shall be paid by the Buyer as follows:

(a) as security for (i) any amounts that may become payable by the Seller to the Buyer on account of failure of the makers of the Promissory Note from DOCAM, LLC dated October 15, 2002 to pay any amount due thereunder, (ii) any outstanding sales tax obligations existing at the Effective Time that are paid or payable by the Buyer, including any cost to the Buyer in assisting the Seller in the pursuit of any sales tax audit, except any sales tax obligations that are part of the Assumed Liabilities, and (iii) any Damages that may arise as described in Section 6.2, the Buyer shall withhold from the Purchase Price otherwise payable to the Seller the amount of Two Hundred Thousand Dollars ($200,000) (the "Holdback Amount"). The Buyer shall pay to the Seller on April 29, 2005 an amount equal to the Holdback Amount less (A) any amounts retained by the Buyer to offset amounts described in clauses (i), (ii) or (iii) of this paragraph (a), (B) the estimated amounts of any claim asserted by the Buyer but not resolved as of April 25, 2005 and (C) any undisclosed current liabilities paid by the Buyer pursuant to Section 2.5(a). Any amounts that are withheld pursuant to subsection (B) shall be applied to the asserted claim by the Buyer if it is ultimately determined, pursuant to the procedures set forth in Section 6.5, to be due, with the balance, if any, promptly (no later than ten (10) business days) returned to the Seller upon the resolution of such claim, provided, however, interest shall accrue at the Prime Rate on any such amount not timely returned to the Seller; and

(b) the Buyer shall pay to the Seller, by wire transfer of immediately available funds to the following account Citibank NA, New York, NY, for the account of Hirsch International Corp., account # 95058589, Routing # 021000089, Swift # CITIUS33, an aggregate amount equal to the Purchase Price less (i) any current liabilities in excess of One Hundred Thousand Dollars ($100,000.00) assumed by the Buyer at Closing, (ii) any amounts specified in subsections (ii)(A) and (ii)(B) of Section 3.5(b) of the Disclosure Schedule and (iii) the Holdback Amount (the "Closing Payment").

2.9 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets shall take place at the offices of Robinson, Bradshaw & Hinson, P.A., in Charlotte, North Carolina, beginning at 2:00 p.m., local time, on October __, 2004 or at such other time or place as the parties shall agree. The Closing shall be effective as of 12:01 a.m. on the Closing Date (the "Effective Time") and all actions scheduled in this Agreement for the Closing Date shall be deemed to occur simultaneously at the Effective Time.

2.10     Closing Obligations.  At the Closing:

(a)  The Seller and the Member shall deliver to the Buyer:

     (i) a bill of sale substantially in the form of Exhibit A attached hereto (the "Bill of Sale") executed by the Seller, conveying the Purchased Assets to the Buyer;

     (ii) an assignment and assumption agreement substantially in the form of Exhibit B attached hereto (the "Assignment & Assumption Agreement") executed by the Seller, assigning to the Buyer the rights under the Purchased Contracts;

     (iii)one or more assignments of lease in form and substance reasonably satisfactory to the Buyer (the "Assignment of Lease") executed by the Seller, conveying to the Buyer leasehold title to the Leased Real Property, without any exceptions other than Permitted Liens.

     (iv) an assignment of all of the registered Marks included in the Purchased Proprietary Rights substantially in the form of Exhibit C attached hereto (the "Trademark Assignment") executed by the Seller or its Affiliate;

     (v)  non-competition  agreements  in the form of Exhibit D, executed by the
          Seller  and  the  Member  (the  "Seller  and  Member   Non-Competition
          Agreements"); and

     (vi) a Repair, Maintenance and Support Agreement in the form of Exhibit E attached hereto (the "Maintenance Agreement") executed by the Member;

     (vii)a Purchase and Supply Agreement in the form of Exhibit F attached hereto (the "Supply Agreement") executed by the Member;

     (viii) a certificate from the secretary of the Seller certifying (A) that attached thereto is a true and complete copy of such Seller's certificate of organization and all amendments thereto, certified by the Secretary of State of such Seller's jurisdiction of incorporation as of a date not more than ten Business Days prior to the Closing Date, (B) that attached thereto is a true and complete copy of the operating agreement of the Seller as then in effect, (C) that attached thereto is a true and complete copy of the resolutions adopted by the managers of the Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (D) as to the incumbency and signatures of any of the Seller's officers who shall execute documents at the Closing or who have executed this Agreement;

     (ix) a certificate of existence of the Seller, dated as of a date not more than ten Business Days prior to the Closing Date, from the jurisdiction of its organization and from each jurisdiction in which it has qualified to do business;

     (x) a certificate from the secretary of the Member certifying (A) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of the Member authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) as to the incumbency and signatures of any of the Member's officers who shall execute documents at the Closing or who have executed this Agreement;

     (xi) a certificate as to the tax good standing status of the Seller, dated as of a date not more than ten Business Days prior to the Closing Date, from the jurisdiction of organization of the Seller;

     (xii)a copy of the Wal-Mart consent letter signed by the Seller and a copy of the Wal-Mart release letter signed by the Member; and

     (xiii) a lien release from Congress Financial Corporation.

(b)      The Buyer shall deliver to the Seller and the Member, as applicable:

     (i)  the  Closing  Payment  to be paid to the  Seller  pursuant  to Section
          2.8(b);

     (ii) the Assignment & Assumption Agreement executed by the Buyer, pursuant to which the Buyer shall assume the obligations of the Purchased Contracts to the extent such obligations are included in the Assumed Liabilities;

     (iii)the Buyer's acceptance of the Assignment of Lease executed by the Buyer;

     (iv) the Buyer's acceptance of the Trademark Assignment executed by the Buyer;

     (v)  the Maintenance Agreement executed by the Buyer;

     (vi) the Supply Agreement executed by the Buyer;

     (vii) the Wal-Mart consent and release letter signed by Wal-Mart.

     (viii) a certificate from the secretary of the Buyer certifying (A)that attached thereto is a true and complete copy of the Buyer's certificate of organization and all amendments thereto, certified by the Secretary of State of the Buyer's jurisdiction of incorporation;
          (B)that attached thereto is a true and complete copy of the resolutions adopted by the managers of the Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (C)as to the incumbency and signatures of any of the Buyer's officers who shall execute documents at the Closing or who have executed the Agreement; and

     (ix) a certificate of existence of the Buyer from the jurisdiction of its incorporation.

(c) The Member shall cause Hirsch Business Concepts, LLC ("HBCL" or the "Assignor"), the owner of certain trademarks that are registered in the United States Patent and Trademark Office, as identified on Schedule 3.18(d) to the Disclosure Schedule (the "Marks"), to assign to the Buyer all rights that the Assignor has in the Marks, and the registrations thereof, together with the goodwill of the business represented by the Marks as promptly as practicable following the Closing Date.

2.11 Real Property and Other Expenses; Proration.

(a) The Seller shall pay any sales or use Taxes arising out of the transactions contemplated herein. The Buyer shall pay any recording fees for recording the Assignment of Leases conveying the Purchased Real Property to the Buyer.

(b) The Seller shall be responsible for, and as of the Closing represents that it has paid, all ad valorem Taxes on the Purchased Assets levied in years prior to the year in which the Closing occurs. All ad valorem Taxes on the Purchased Assets for the year in which the Closing occurs shall be prorated per diem on a calendar-year basis. The Seller shall be responsible for the prorated amount of such Taxes up to and including the Closing Date and the Buyer shall be responsible for the prorated amount of such Taxes after the Closing Date.

2.12 Buyer's Put Right.

(a) The Member hereby grants to the Buyer an irrevocable put right (the "Put Right") for all of the Buyer's right, title and interest under the DOCAM Note, including any right, title and interest to the security therefor (the "Note Security") and guaranty thereof (the "Note Guaranty"), each as disclosed in Section 2.12(a) of the Disclosure Schedule. In the event of a payment default under the DOCAM Note (such defaulted note referred to herein to as a "Defaulted Note") during the Put Period (as defined below), the Buyer shall have the right to sell such Defaulted Note to the Member at the Put Price (as defined below).

(b) To exercise the Put Right with respect to such Defaulted Note, the Buyer shall give written notice (the date of such notice being referred to herein as the "Put Notice Date") to the Member specifying (i)the aggregate unpaid outstanding amount, including principal and interest, under such Defaulted Note as of the Put Notice Date (any such outstanding amount referred to herein to as the "Put Price"), (ii)the factual basis for Buyer's conclusion that there has been a payment default thereunder and (iii)a place and date, not earlier than the date three business days from the Put Notice Date, for the closing of the Buyer's put exercise (the "Put Closing Date").

(c) On the Put Closing Date, (i)the Buyer shall reduce the Holdback Amount by the Put Price; and (ii)the Buyer shall deliver the Defaulted Note (together with any related Note Security and Note Guaranty) to the Member, free of any Liens, together with an executed assumption and assignment agreement, bill of sale or any other similar instrument of transfer and assignment as the Member may reasonably request to effect the legal transfer of all of the Buyer's rights, title and interest in the Defaulted Note (together with any related Note Security and Note Guaranty) to the Member.

     For the purpose of this Agreement, with respect to a Defaulted Note, "Put Period" means the period commencing on the Closing Date and terminating on the date upon which there shall remain outstanding no greater than $25,000 of the aggregate amount, including principal and interest, of the DOCAM Note but in no event later than April 15, 2005.

2.13 Deposits for Potential Franchisees in Process. Section 3.5 (b) (ii) sets forth certain amounts received from potential franchisees as deposits. In the event any such amounts become nonrefundable and the Buyer receives absolute right to retain such deposit pursuant to the applicable contract, the Buyer shall retain one-half of such amount and shall send to the Seller one-half of such amount promptly after such amount becomes nonrefundable. The Buyer will provide status updates to the Seller regarding the refund amounts as reasonably requested.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MEMBER

          The Seller and the Member jointly and severally represent and warrant to the Buyer that:

3.1  Organization; Good Standing; Ownership.

(a) The Seller is a limited liability company, and the Member is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full organizational power and authority to own or use the Purchased Assets and to conduct its business as presently conducted. The Seller is duly qualified to do business as a foreign limited liability company and is in good standing in all the states, provinces and jurisdictions in which either the nature of the activities of the Seller, or the ownership or use of the Purchased Assets, makes such qualification necessary. The Member owns all of the membership interests in the Seller, free and clear of any liens, claims, security interests, encumbrances, options or other restrictions of any nature, except for the lien held by Congress Financial Corporation. Other than the membership interests held by the Member, no Person holds any equity interests in the Seller. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Member is or may become obligated to issue, sell, purchase, return or redeem any membership interests or other securities in the Seller.

(b) The Seller has delivered to the Buyer accurate and complete copies of its Certificate of Formation and operating agreement.

3.2  Authority;  Enforceability.  Each  of the  Seller  and the  Member  has the
     absolute and unrestricted right, authority, power and capacity to (i) execute and deliver this Agreement and each certificate, document and agreement to be executed by it in connection herewith (such certificates, documents and agreements to be executed by it in connection with this Agreement, collectively, the "Seller Documents") and (ii) perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Seller and the Member, and no other proceedings on the part of either Seller or the Member are necessary to authorize this Agreement or any Seller Document or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Seller and the Member and constitutes a legal, valid and binding obligation of each of the Seller and the Member, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally. Upon execution and delivery by the Seller and the Member of each Seller Document, as applicable, such Seller Document shall constitute a legal, valid and binding obligation of the Seller and the Member, as applicable, in each case enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally.

3.3  Consents and Approvals; No Violation.

(a) No Governmental Authorization is required in connection with (i) the execution or delivery by the Seller or the Member of this Agreement or the Seller Documents, (ii) the performance of the Seller's and the Member's obligations under this Agreement or the Seller Documents or (iii) the consummation of the transactions contemplated hereby.

(b) Except as disclosed in Section 3.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Seller Documents by the Seller or the Member nor the performance of the Seller's and the Member's obligations hereunder or thereunder nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with or result in any violation of any provision of the organizational or operating documents of the Seller or the Member, any resolution thereof, or any agreement among such parties;

     (ii) contravene, conflict with or result in a breach of any of the terms or provisions of, or give any Person a right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Purchased Contract;

     (iii) result in the creation of any Lien upon any of the Purchased Assets;

     (iv) contravene, conflict with, violate, or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereby or exercise any remedy (including revocation,
          withdrawal,   suspension   or   modification   of   any   Governmental
          Authorization) or obtain any relief under, any Legal Requirement applicable to the Seller or the Member; or

     (v) otherwise require the Seller or the Member to give any notice to, or obtain any consent from, any Person.

3.4 Books and Records. The books of account and other records of the Seller since January 1, 2000 are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in all material respects, Legal Requirements.

3.5  Financial Statements.

(a) The Seller has delivered to the Buyer the following: (i) an unaudited balance sheet of the Seller as of August 31, 2004 (the "Reference Balance Sheet"), and an unaudited statement of income of the Seller for the period from February 1, 2004 through August 31, 2004; (ii)an unaudited balance sheet and unaudited statement of income dated as of May 31 2004; and
     (iii)the audited balance sheet, income statement and statement of cash flows dated January 31, 2004 (collectively, the "Financial Statements"). The Financial Statements (i)fairly present in all material respects the results of operations, cash flows and financial position of the Seller for the periods and as of the dates referred to in the Financial Statements, all in accordance with GAAP consistently applied throughout the periods referred to in the Financial Statements, subject, with respect to the unaudited statements, to normal recurring year-end adjustments (the effect of which would not, individually or in the aggregate, have a Material Adverse Effect) and to the absence of notes and (ii)are consistent with the books and records of the Seller.

(b) (i) Section 3.5(b)(i) of the Disclosure Schedule sets forth all amounts received by the Seller for any advertising or similar marketing fund from any franchisee that have not been used for advertising purposes in accordance with the terms of the applicable franchise agreements, all of which is held in a segregated account by the Seller. (ii) Section 3.5(b)(ii) of the Disclosure Schedule sets forth all amounts, other than advertising funds described in subsection (b)(i) above, held by the Seller as deposits from franchisees for any reason, including, without limitation,
     (A) partial franchisee fees paid prior to an agreement between the Seller and the prospective franchisee as to a site and which are refundable if no site is agreed upon and (B) payments by franchisees for supplies or equipment to be delivered by the Seller to the franchisee on or after Closing and for which payment to the supplier of such supplies or equipment has not been made prior to Closing.

3.6 Undisclosed Liabilities. The Seller does not have any obligation or liability (whether known or unknown and whether absolute, contingent or otherwise), except liabilities and obligations that (i)are fully accrued or reserved against in the Reference Balance Sheet; (ii)were incurred since the Reference Balance Sheet Date in the Ordinary Course and consistent with past practices; (iii)are the Seller's obligations under its Contracts, excluding liability for breaches thereof; (iv) would not be required to be accrued or estimated in accordance with GAAP; or (v) would not be reasonably expected to have a Material Adverse Effect on the Business .

3.7 Absence of Certain Changes or Events. Since August 31, 2004, through and including the Closing Date, except as set forth on Section 3.7 of the Disclosure Schedule, the Seller has conducted its business only in the Ordinary Course and there has not been any:

     (i) event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

     (ii) change in the Seller's authorized or issued ownership interest;

     (iii)loss or damage (whether or not covered by insurance) affecting any of the Purchased Assets in excess of $5,000 in the aggregate;

     (iv) amendment or modification to the Seller's organizational documents or operating agreement;

     (v) increase by the Seller of any bonuses, salaries or other compensation to the Member, director, officer or employee (except, in the case of employees, payments of salaries or other compensation in the Ordinary Course) or entry by the Seller into any employment, severance or similar contract with any director, officer or employee;

     (vi) payment or distribution to the Member except for cash dividends from available cash, the purchase of goods received by the Seller after August 31, 2004 or the payment of expenses of the Seller incurred in the Ordinary Course after August 31, 2004 by the Seller but paid by the Member;

     (vii)adoption of, or any increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seller, except in accordance with the terms of existing plans, procedures or arrangements and consistent with past practice;

     (viii) entry into, breach or default under, termination of, receipt of a notice of termination of or cancellation or waiver of any (A)
          Purchased Contract or transaction or (B) claims or rights of the Seller;

     (ix) sale, lease or other disposition of any Purchased Asset or other property of the Seller or mortgage, pledge or imposition of any Lien on any Purchased Asset;

     (x)  change in the accounting methods used by the Seller;

     (xi) acquisition of assets by the Seller other than in the Ordinary Course;

     (xii) change in the terms of any Purchased Contracts;

     (xiii) indication by any customer, franchisee or supplier of the Seller of any intention to discontinue or change the terms of its relationship with the Seller;

     (xiv)execution of, or agreement to execute or enter into, any franchise agreement or lease with a host store that was not approved in writing by the Buyer; or

     (xv) agreement, whether oral or written, by the Seller to do any of the foregoing.

3.8  Taxes and Tax Returns.

(a) Other than as listed in Section 3.8 of the Disclosure Schedule, the Seller has duly and timely filed all Tax Returns required to be filed by them on or before the date hereof, and all such Tax Returns are true, correct and complete in all material respects. The Seller has duly paid or made provision on the Financial Statements, in accordance with GAAP, for the payment of all Taxes that have been incurred or are due to any taxing authorities by the Seller. The Seller has established reserves on the Financial Statements that are adequate for the payment of all Taxes of the Seller not yet due and payable. All amounts required to be paid by the Seller as estimated income taxes under Code Section 6655, and all comparable provisions of state or local statutes, have been duly paid. Since August 31, 2004, the Seller has not incurred any liability for Taxes, other than in the Ordinary Course.

(b)  Other than as listed on Section 3.8 of the Disclosure Schedule:

     (i) There are no disputes pending in respect of, or claims asserted for, Taxes upon the Seller.

     (ii) There are no pending or, to the Seller's Knowledge, threatened audits or investigations or outstanding matters under discussion with any taxing authorities with respect to the payment of Taxes of the Seller.

     (iii)The  Seller  has not  given or been  requested  to give any  currently
          effective   waivers  extending  the  statutory  period  of  limitation applicable to any Taxes for any period.

     (iv) To the Seller's Knowledge, there are no threatened claims or disputes, nor is there any basis for any claims or disputes, for past due Taxes of the Seller.

     (v) No claim against the Seller has ever been made by an authority in a jurisdiction where such Seller does not file Tax Returns.

(c) There are no Liens with respect to Taxes (except for Liens for Taxes, assessments or other governmental charges not yet due) upon any of the Purchased Assets.

3.9  Litigation.

(a) Except as listed on Section 3.9 of the Disclosure Schedule, as of the date hereof, there are no Proceedings (i) that have been commenced by or against the Seller or, (ii) to the Seller's Knowledge, that have been threatened against the Seller (including its officers, directors or employees in their capacity as such) or any of its properties, assets or operations, or (iii) that challenge, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise materially adversely interfering with, the transactions contemplated by this Agreement. To the Seller's Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There are no Orders (i) to which the Seller or to which any of the assets owned or used by the Seller is subject or (ii) that could reasonably be expected to adversely affect the Seller (including its officers, directors or employees in their capacity as such) or that challenge, or (iii) that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise materially adversely interfering with, the transactions contemplated by this Agreement, or (iv) that could affect the enforceability of this Agreement against the Seller or materially adversely affect the Seller's ability to consummate the transactions contemplated by this Agreement. To the Seller's Knowledge, no officer or director of the Seller is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity, or practice relating to the business of the Seller.

3.10 Compliance with Laws.

(a) The Seller is, and at all times since January 1, 2000, has been, in compliance in all material respects with all Legal Requirements applicable to such Seller.

(b) Except as set forth on Section 3.10(b) of the Disclosure Schedule, the Seller does not have any Governmental Authorizations, and is not required to have any Governmental Authorizations in order to lawfully conduct the Business.

(c) The Seller has not received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Authority regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement of the Seller, or (ii) any actual, alleged, possible or potential obligation on the part of such Seller to undertake, or to bear all or any portion of, any remedial action of any nature. Except as set forth on Section 3.10(c) of the Disclosure Schedule, the Seller has no Knowledge of any event or circumstance that may constitute a violation by Seller of any Legal Requirement.

3.11 Environmental Matters. The Seller (i) is, and at all times has been, in compliance with all Environmental Laws; (ii) has no liability, contingent or otherwise, under any Environmental Laws for investigation, removal, response, remediation or other costs; and (iii) has not received any communication (written or oral) that alleges that it is not, or at any time has not been, in such compliance, or has caused exposure of any Person or the environment to any Hazardous Substance. The Seller does not use, nor has it disposed of, Hazardous Substances. The Seller has never manufactured, used or sold any products containing asbestos.

3.12 Employee Benefit Plans; ERISA.

(a) Section 3.12 of the Disclosure Schedule lists each employee pension, retirement, profit sharing, bonus, incentive, deferred compensation, hospitalization, medical, dental, vacation, insurance, sick pay, disability, severance and other plan, trust, fund, program, policy, contract, arrangement or the like that is a Plan maintained, participated in or contributed to by the Seller (each, a "Seller Plan").

(b) Neither the Seller nor any ERISA Affiliate has ever participated in any "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) . Neither the Seller nor any ERISA Affiliate is subject to any liability with respect to current or prior participation in, current or prior contributions to or current or prior obligations to contribute to any such multiemployer plan.

3.13 Employees; Labor Matters.

(a) Section 3.13(a) of the Disclosure Schedule sets forth all employees of the Seller as of the date hereof, identifies which of such employees are on leave of absence, layoff, short-term disability or other similar status, and indicates for each such employee such employee's job title, current hourly rate of compensation or base salary (as applicable) and bonus structure, accrued vacation and severance pay.

(b) Except as set forth on Section 3.13(b) of the Disclosure Schedule, there is no Contract of the Seller(i) for the employment of any individual or (ii) relating to the payment of any severance or termination payment or bonus to any employee or former employee of the Seller.

(c) The Seller is not delinquent in payments to any employee of the Seller for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such employees.

(d) To the Seller's Knowledge, no employee of the Seller is a party to, or otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or shall affect (i) the performance of his or her duties as an employee of the Seller, (ii) the ability of the Seller to conduct its business or (iii) the ability of such individual to assign to the Seller any rights under any invention, improvement or discovery.

(e) Section 3.13(d) of the Disclosure Schedule specifies the number of employees terminated by the Seller during the 90-day period prior to the date hereof. To the Sellers' Knowledge, no employee of the Seller intends to terminate his or her employment with the Seller, except at Closing.

(f) The Seller is not, and since January 1, 2000, has not been, a party to any collective bargaining agreement. There is not presently, and since January 1, 2000, there has not been, any pending or existing or, to the Seller's Knowledge, threatened (i)strike, slowdown, picketing, work stoppage, or employee grievance process, or (ii)application for certification of a collective bargaining agent for any of the employees of the Seller. There is no lockout of any employees of the Seller, and no such action is contemplated by the Seller.

(g) The Seller has delivered to the Buyer true and complete copies of all personnel, payroll, and employment manuals and policies of the Seller.

(h) Except as set forth on Section 3.13(h) of the Disclosure Schedule, there are no loans or other obligations payable or owing by the Seller to any officer, director or employee of the Seller, except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the Ordinary Course. Except as set forth on Section 3.13(h) of the Disclosure Schedule, there are no loans or debts payable or owing by any such Persons or their Affiliates to the Seller, nor has the Seller guaranteed any of their loans or obligations.

3.14 Contracts.

(a) Set forth in Section 3.14 of the Disclosure Schedule is a complete and accurate list of all of the Contracts to which the Seller is a party, except for non-franchise related Contracts that (i) are not material to the Business and (ii) and are terminable by the Seller upon thirty (30) days' notice or less. The Seller has heretofore delivered to the Buyer true and complete (A)copies of all such written contracts and (B) descriptions of all material terms of all oral contracts.

(b) Each of the Purchased Contracts is in full force and effect, and constitutes a valid and binding obligation of the Seller and to the Seller's Knowledge, the other parties thereto.

(c) No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or the other Person party thereto the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Purchased Contract. The Seller has not given to or received from any other Person, at any time since January 1, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Purchased Contract.

(d) The Seller has obtained all consents necessary to assign or transfer the Purchased Assets, including the Purchased Contracts. Each Purchased Contract shall remain in full force and effect upon the Closing and shall be enforceable by the Buyer immediately after the Closing.

3.15 Assets.

(a) The Seller own good and valid title to all of the Purchased Assets, whether tangible or intangible, including all of the assets reflected on the Reference Balance Sheet (except for assets held under leases and assets sold since the Reference Balance Sheet Date in the Ordinary Course), free and clear of all the Liens except for the Permitted Liens and Liens that will be released on or prior to the Closing (all of which are set forth on Section 3.15(a) of the Disclosure Schedule).

(b) Section 3.15(b) of the Disclosure Schedule lists all of the Purchased Fixed Assets owned by the Seller with a book value of $500 or above and the location thereof. Each item of tangible personal property included on
     Section 3.15(b) of the Disclosure Schedule is in a good state of repair, reasonable wear and tear excepted, is free of any defect, does not require any maintenance and repairs except for routine maintenance and repairs not material in nature or cost and is adequate for use by the Sellers for its intended purposes. The Seller does not own or possess any Inventory.

(c) Section 3.15(c) of the Disclosure Schedule lists all of the Purchased Assets that are leased (rather than owned) by the Seller. For each such leased asset, the Seller has delivered to the Buyer true and complete copies of all leases and other agreements affecting such asset.

(d) The Purchased Assets, together with the Excluded Assets, constitute all of the assets used by the Seller in connection with the operation of its business and the Purchased Assets are sufficient for the continued conduct of the Seller's business by the Buyer after the Closing in substantially the same manner as conducted prior to the Closing.

(e)  Since its inception,  the Seller has not made,  manufactured,  constructed,
     distributed,   sold,  leased,   supported  or  installed  any  products  in
     connection with the operation of the Business.

3.16 Real Property.

(a) The Seller does not own, and does not have any options or obligations to purchase, any real property.

(b) All real property leased or otherwise occupied or operated by the Seller (the "Leased Real Property") is identified in Section 3.16(b) of the Disclosure Schedule. The Seller has good and valid title to the leasehold estate under each such lease of the Leased Real Property, free and clear of all of the Liens other than Permitted Liens. The Seller has delivered or made available to the Buyer copies of the leases and other instruments (whether or not recorded) by which the Seller acquired such Leased Real Property interests, as well as any other agreements to which the Seller is a party that relates to such Leased Real Property interests.

(c) The Leased Real Property, and the improvements, buildings and structures thereon constitute all of the real property used by the Seller in the conduct of the Business.

(d) The Seller does not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Leased Real Property, and there is no construction or other improvement work being done at nor are there any construction or other improvement materials being supplied to the Leased Real Property.

3.17 Accounts Receivable. All Purchased Accounts Receivable (i) represent valid and bona fide claims, (ii) were acquired or arose in the Ordinary Course of the Seller's business, and (iii) are and will be fully collectible by the Seller in the aggregate face value thereof in the Ordinary Course of the Seller's business net of any reserves set forth on the Reference Balance Sheet (other than the notes referred to in Section 2.12, as to which Section 2.12 governs). Except as disclosed on Section 3.17 of the Disclosure Schedule, there is no contest, claim, or right of set-off, under any Purchased Contract with any obligor of a Purchased Account Receivable relating to the amount or validity of such Account Receivable.

3.18 Proprietary Rights.

(a) Ownership and Right to Use. The Seller owns or has the right to use all of the Purchased Proprietary Rights. Section 3.18(a) of the Disclosure
     Schedule identifies each Purchased Proprietary Right that is owned by any other Person and licensed to the Seller and identifies the Purchased Contract pursuant to which the Seller has licensed such Purchased Proprietary Right. Except as disclosed in Section 3.18(a) of the Disclosure Schedule, the Seller has no obligation to pay any royalty or other fee to any Person relating to any Purchased Proprietary Right and is under no obligation to any other Person to register, protect or otherwise take any action with respect to any Purchased Proprietary Right. There is no Purchased Contract, other than those Contracts listed in Section 3.18(a) of the Disclosure Schedules that grants any Person a license in any Purchased Proprietary Right that imposes any restriction or limitation upon the Seller relating to its use of the Purchased Proprietary Rights.

(b) Marks. Section 3.18(b) of the Disclosure Schedule lists each Mark and Trade Name that has been used by the Seller during the last five years to identify its goods, services or business and lists each registration that has been filed or obtained by the Seller with respect to any Marks or Trade Names. The Seller has the right to use each such Mark and Trade Name within the scope, and in the geographic area, of its present use. To the Seller's
     Knowledge: (i) no other Person is using a Mark or Trade Name similar to one included in the Purchased Proprietary Rights to describe products or services that are similar to the products and services of the Seller; and
     (ii) no other Person is currently using any Mark or Trade Name in a manner that would preclude the Seller from using the Marks or Trade Names included in the Purchased Proprietary Rights throughout the United States.

(c)  Patents. The Seller does not own or license any Patents.

(d) Copyrights. Section 3.18(d) of the Disclosure Schedule lists each of the Seller's registered copyrights.

(e) Trade Secrets. The Seller has taken efforts that are reasonable under the circumstances to prevent unauthorized disclosure to any other Person of such portions of the Seller's Trade Secrets included in the Purchased Proprietary Rights that would enable such Person to compete with the Seller within the scope of the Seller's business as now conducted and as presently proposed to be conducted.

(f) Software. Section 3.18(f) of the Disclosure Schedule lists all of the Software that the Seller uses solely in or in connection with its business. With respect to each such Software program, Section 3.18(f) of the Disclosure Schedule indicates whether the Seller owns the Software, uses a copy of the Software purchased from another Person or licenses the Software from another Person and identifies each Purchased Contract pursuant to which the Seller has purchased or licensed such Software, or a copy thereof, from another Person.

(g) No Infringement. The Seller has not interfered with, infringed upon or misappropriated any Proprietary Right of any other Person and the continued operation of the Seller's business by the Buyer, in the manner that such business is currently conducted, will not interfere with, infringe upon or misappropriate any Proprietary Right of any other Person. To the Seller's Knowledge, no Person is interfering with, infringing upon or misappropriating any Purchased Proprietary Right. No claim has been asserted against the Seller by any Person: (i) that such Person has any right, title or interest in or to any of the Copyrights, Patents, Trade Secrets or Know-How included in the Purchased Proprietary Rights; (ii) that such Person has the right to use any of the Marks or Trade Names included in the Purchased Proprietary Rights; (iii) to the effect that any past, present or projected act or omission by the Seller infringes any Proprietary Right of such Person; or (iv) that challenges the Seller's right to use any of the Purchased Proprietary Rights. No facts or circumstances exist that, with or without the passing of time or the giving of notice or both, might reasonably serve as the basis for any such claim.

3.19 Suppliers. To the Seller's Knowledge, the relationships of the Seller with each of its suppliers are good working relationships, and no such supplier has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller, or has decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Seller.

3.20 Customers and Franchisees . Except as set forth on Section 3.20 of the Disclosure Schedule, since January 1, 2000, no customer or franchisee of the Seller has made in writing or filed any complaint against the Seller as to any matter, including, without limitation, related to the franchise, the support of franchisees by the Seller, host store relations or the operation of the business of either the franchisee or the Seller or, to the Seller's Knowledge, threatened any such complaint.

3.21 Brokers. No broker, finder or other Person is or shall be entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby from the Seller or the Member by reason of any action taken by the Seller or the Member.

3.22 Franchises.

(a) All franchise agreements of the Seller are listed in Section 2.2(g) of the Disclosure Schedule and, except as required under applicable Legal Requirements there are no written or oral promises to franchisees that are not listed in Section 2.2(g) of the Disclosure Schedule.

(b) Copies of all franchise agreements, territory agreements, area agreements, side agreements, addendums or other arrangements with any franchises or prospective franchisee of the Seller have been provided to the Buyer.

(c) There are no circumstances or facts that, if known to the franchisees, would give any franchisee or group of franchisees a claim or cause of action against the Seller or the Member.

(d) The Seller has performed all material obligations required to be performed by it prior to the Closing Date pursuant to any agreement with a franchisee.

3.23 Full Disclosure. No statement that relates to the Seller or the Member contained in this Agreement, the Disclosure Schedule or any Seller Document (including each representation and warranty in this ARTICLE III) contains any untrue statement of a material fact or omits to state any material fact that was necessary to make such statements, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV


              REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER

     The Buyer represents and warrants to the Seller and the Member as follows:

4.1 Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Buyer is a wholly-owned subsidiary of PCA LLC, a Delaware limited liability company.

4.2 Authority; Enforceability. The Buyer has the absolute and unrestricted legal right, authority, power and capacity to (i)execute and deliver this Agreement and each certificate, document and agreement to be executed by the Buyer in connection herewith (collectively, the "Buyer Documents") and
     (ii)perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or any of the Buyer Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally. Upon execution and delivery by the Buyer of each Buyer Document, such Buyer Document shall constitute a legal, valid and binding obligation of the Buyer, in each case enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally.

4.3  Consents and Approvals; No Violation.

(a) No Governmental Authorization is required in connection with (i) the execution or delivery by the Buyer of this Agreement or the Buyer Documents, or (ii) the performance of the Buyer's obligations under this Agreement or the Buyer Documents.

(b) Neither the execution and delivery of this Agreement and the Buyer Documents by the Buyer nor the performance of the Buyer's obligations hereunder or thereunder shall (with or without notice or lapse of time):
     (i) contravene, conflict with or result in any violation of any provision of the articles of incorporation or bylaws of the Buyer or any resolution adopted by members of the Buyer, or (ii) contravene, conflict with, result in any violation of, or give any Governmental Authority the right challenge any of the transaction contemplated hereby or to exercise any remedy
     (including revocation, withdrawal, suspension or modification) or obtain any relief under, any Legal Requirement applicable to the Buyer.

4.4 Litigation. There are no Proceedings commenced against, or, to the Buyer's knowledge, threatened against the Buyer that could affect its ability to consummate the transactions contemplated by this Agreement. The Buyer is not subject to any Order that could affect the enforceability of this Agreement against the Buyer or impair its ability to consummate the transactions contemplated by this Agreement.

4.5 Brokers. No broker, finder or other Person is or shall be entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby from the Seller by reason of any action taken by the Buyer.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1  Intentionally Left Blank.

5.2  Employees.

(a) The Buyer represents and warrants to the Seller that the Buyer desires to obtain the employment of those employees of the Seller set forth on Section
     5.2 of the Disclosure Schedule (the "Seller Employees") and the Seller shall cooperate with and shall make available to the Buyer, to the extent permitted by applicable Legal Requirements, all information and documents as may be necessary to assist and coordinate the employment by the Buyer of any Seller Employees.

(b) Effective as of the Closing Date, the Buyer shall offer to employ the Seller Employees set forth on Section 5.2 of the Disclosure Schedule, upon such terms and conditions as Buyer may determine, and the Seller shall terminate the employment of such Seller Employees set forth on Section 5.2 of the Disclosure Schedule. The Seller, and not the Buyer, shall be liable to any Seller Employees or other Persons for any severance obligations, benefit obligations or any other similar obligations owed by the Seller in connection with the termination of any Seller Employee's or other Person's employment with the Seller.

(c) The Seller acknowledges and agrees that the Buyer shall have the right to hire each of the Seller Employees set forth on Section 5.2 of the Disclosure Schedule and that such employees shall have the right to accept such employment without violating any agreements with the Seller or the Member. Upon being hired by the Buyer, the Seller represents that the Seller Employees set forth on Section 5.2 of the Disclosure Schedule shall not be bound by any confidentiality or noncompetition restrictions with respect to the Seller or the Member.

(d) Except as specified in this Section 5.2, nothing in this Agreement, expressed or implied, shall (i) obligate the Buyer or any Affiliate of the Buyer to employ any Person currently employed by the Seller, to engage any independent contractor currently engaged by the Seller or to assume any obligations relating to the employment of any Person as an employee, independent contractor or otherwise; or (ii) confer upon any employee or independent contractor of the Seller any right to employment or to continued employment for any specified period, as an employee, independent contractor or otherwise.

5.3 Seller's Name. On or before the date that is fifteen days after the Closing Date, the Seller shall change its name to a name that is not similar to "Hometown Threads LLC" and shall discontinue using the Seller's name in any form or manner except as required to comply with any applicable Legal Requirement.

5.4 Notice to Franchisees. Following the Closing, the Buyer shall promptly provide notice to all franchisees of the Business informing such franchisees that the Buyer has agreed to assume certain of the Seller's obligations under the franchise agreements listed on Section 2.2(g) of the Disclosure Schedule in accordance with the terms of this Agreement. Neither the Seller nor the Member shall contact any such franchisees regarding this Agreement or the Business without the prior written consent from, or participation by, the Buyer.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 Survival; Knowledge. All representations, warranties, covenants and agreements made by the Seller, the Buyer and the Member in this Agreement, the Disclosure Schedule and the documents to be executed in connection with this Agreement, shall survive the Closing Date subject to the limitations set forth below. Any claim for indemnification relating to the breach by the Buyer of any representation and warranty may be made by the Seller or the Member only if it provides notice of such claim within six months after the Closing Date, provided that any claim for breach of Section 4.2 may be made within sixty months after the Closing Date. Any claim for indemnification relating to the breach by the Seller or the Member of any representation and warranty may be made by the Buyer only if it provides notice of such claim in accordance with Section 6.5 within six months after the Closing Date, provided that any claim for breach of (i) Section 3.1, 3.2, 3.8, 3.11 or 3.15(a) shall be made within sixty months after the Closing Date and (ii) Section 3.22 shall be made within twelve months after the Closing Date. No representation or warranty shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the representation or warranty was made, as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or that any representation or warranty is false, in each case, whether before or after the execution and delivery of this Agreement.

6.2  Seller's and Member's Agreement to Indemnify.

(a) Subject to the limitations set forth in this ARTICLE VI, the Seller and the Member, jointly and severally, shall indemnify and hold harmless the Buyer and its Affiliates (and the officers, directors, managers, equity holders, employees and agents of each of them) for, and shall pay to such Persons and reimburse such Persons for, any and all Damages arising, directly or indirectly, from or in connection with:

     (i) any breach or alleged breach of any representation or warranty of the Seller or the Member contained in this Agreement, the Disclosure Schedule, or any certificate or document delivered pursuant to Section 2.10(a) (other than the Seller and Member Non-Competition Agreements, the Maintenance Agreement, and the Supply Agreement);

     (ii) any breach or alleged breach of any covenant or agreement of the Seller or the Member contained in this Agreement or in any agreement or instrument executed and delivered pursuant to Section 2.10(a) (other than the Seller and Member Non-Competition Agreements, the Maintenance Agreement, and the Supply Agreement); or

     (iii)any Excluded Liability (including without limitation any Excluded Liability that becomes, or is alleged to have become, a liability of the Buyer under any applicable bulk sales law, under any doctrine of de facto merger or successor liability, or otherwise by operation of law).

6.3 Buyer's Agreement to Indemnify. Subject to the limitations set forth in this ARTICLE VI, the Buyer shall indemnify and hold harmless the Seller, the Member and the Affiliates of the Seller and the Member (and the officers, directors, managers, equity holders, employees and agents of each of them) for, and shall pay to such Persons and reimburse such Persons for, any and all Damages arising, directly or indirectly, from or in connection with:

     (i) any breach or alleged breach of any representation or warranty of the Buyer contained in this Agreement or in any certificate or document delivered pursuant to this Agreement;

     (ii) any breach or alleged breach of any covenant or agreement of the Buyer contained in this Agreement or in any agreement or instrument executed and delivered pursuant to this Agreement;

     (iii)any Assumed Liability,  but, in the case of Assumed  Liabilities under
          Section 2.5(a) only to the extent
         of the amount listed; and

     (iv) except to the extent covered by the indemnification obligations set forth in Section 6.2, the operation of the Business or the Purchased Assets on and after the Closing.

6.4  Procedure for Indemnification - Third-Party Claims.

(a) If any Person shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "Indemnified Party") shall notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the basis for such claim or demand setting forth the nature of the claim or demand in reasonable detail. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the defense of such claim or demand is materially prejudiced by the failure to give such notice.

(b) If any Proceeding is brought by a third party against an Indemnified Party and the Indemnified Party gives notice to the Indemnifying Party pursuant to Section 6.4(a), the Indemnifying Party shall, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding, if (i)the Indemnifying Party provides written notice to the Indemnified Party that the Indemnifying Party intends to undertake such defense, and by such notice it shall be conclusively established that the Indemnifying Party shall indemnify the Indemnified Party against all claims for indemnification resulting from or relating to such third-party claim as provided in this ARTICLE VI, (ii)the Indemnifying Party conducts the defense of the third-party claim actively and diligently with counsel
     reasonably   satisfactory  to  the  Indemnified   Party  and  (iii)if  the
     Indemnifying Party is a party to the Proceeding, the Indemnifying Party has not determined in good faith that joint representation would be inappropriate. The Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand, provided that all reasonable out-of-pocket expenses incurred by the Indemnified Party shall be paid by the Indemnifying Party (except as set forth in the preceding sentence). If the Indemnifying Party assumes the defense of a Proceeding, (A) no compromise or settlement of the claims with respect thereto may be effected by the Indemnifying Party without the Indemnified Party's consent unless
     (I) there is no finding or admission of any violation of law or any violation of the rights of any Person and (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (B) the Indemnified Party shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

(c) If (i)notice is given to the Indemnifying Party of the commencement of any Proceeding by a third party and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding or (ii)any of the conditions set forth in clauses (i) through (iii) of
     Section 6.4(b) above become unsatisfied, the Indemnified Party shall (upon notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim; provided that the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the third-party claim (including reasonable attorneys' fees and expenses) and the Indemnifying Party shall remain responsible for any indemnifiable amounts arising from or related to such third-party claim to the fullest extent provided in this ARTICLE VI. The Indemnifying Party may elect to participate in such Proceedings, negotiations or defense at any time at its own expense.

(d) The Seller and the Member hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought by a third party against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on the Seller and the Member with respect to such a claim anywhere in the world.

(e)  With respect to any third-party claim subject to indemnification under this
     ARTICLE VI, (i) both the Indemnified Party and the Indemnifying Party, as the case may be, shall keep the other Person fully informed of the status of such third-party claim and any related Proceedings at all stages thereof if such Person is not represented by its own counsel, and (ii) the parties agree to render (each at its own expense) to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any third-party claim.

(f)  With respect to any third-party claim subject to indemnification under this
     ARTICLE VI, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use Commercially Reasonable Efforts, in respect of any third-party claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable Legal Requirements), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any third-party claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

6.5  Indemnification Procedure - Direct Claims.

(a) If an Indemnified Party shall claim indemnification hereunder for any claim other than a third-party claim, the Indemnified Party shall notify the Indemnifying Party in writing of the basis for such claim in reasonable detail and setting forth in reasonable detail the nature and amount of the damages resulting from such claim. The Indemnifying Party shall give written notice of any disagreement with such claim within 30 days following receipt of the Indemnified Party's notice of the claim, specifying in reasonable detail the nature and extent of such disagreement. If the Indemnifying Party and the Indemnified Party are unable to resolve any disagreement within 30 days following receipt by the Indemnified Party of the notice referred to in the preceding sentence, the disagreement shall be submitted for resolution to an independent Person (the "Arbitrator") mutually agreed by the Indemnifying Party and the Indemnified Party. If the Indemnifying Party and the Indemnified Party cannot agree on a single Arbitrator, then the disagreement shall be submitted to an Arbitrator selected in accordance with the Rules of the American Arbitration Association.

(b) Any such arbitration shall be conducted in accordance with the Rules of the American Arbitration Association and shall be held in New York City, New York or such other location to which the parties to such dispute mutually agree. The determination by the Arbitrator shall be made within 30 days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to the Indemnifying Party and the Indemnified Party and shall be final, binding and conclusive. Judgment upon the decision rendered by the Arbitrator may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Article. The Person who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the Arbitrator; if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the Arbitrator shall determine. Any amount owing by any Person as a result of this Section 6.5 shall be paid within five Business Days after final determination of such amount.

(c) The parties agree that (i) the provisions of this Section 6.5 shall not apply to any preliminary or temporary equitable relief sought with respect to breaches of the obligations set forth in Sections 5.2, 5.2(c) and 7.6,
     (ii) the Arbitrator shall have no power to grant such preliminary or temporary relief with respect to breaches of such obligations (iii) except for such preliminary or temporary equitable relief, claims pursuant to this
     Article VI shall be the exclusive remedy for claims by or among the parties hereto (or their affiliates) for a breach of this Agreement, and the other agreements, documents or instruments delivered by the Seller or Member pursuant to Section 2.10(a) (other than the Seller and Member Non-Competition Agreements, the Maintenance Agreement, and the Supply Agreement).

6.6 Interest. Interest shall accrue on the unpaid amount of all indemnification obligations hereunder at the Prime Rate, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and shall be based on a 365-day year.

6.7 Right of Set-Off. Upon notice to the Seller specifying in reasonable detail the basis for such set-off, the Buyer may (without prejudice to the right of the Seller or Member to contest the claim by the Buyer) set off any amount to which it may be entitled from the Seller or the Member under this Article or otherwise against the Holdback or amounts otherwise payable by the Buyer to the Seller or the Member. The exercise of such right of set-off by the Buyer hereunder in good faith, whether or not ultimately determined to be justified, shall be deemed not to constitute a breach of this Agreement or any other covenant or obligations of the Buyer. Neither the exercise of nor failure to exercise such right of set-off shall constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

6.8 Limitation on Indemnification Amounts. Notwithstanding any provision to the contrary contained in this ARTICLE VI, the Seller and the Member shall not be obligated to indemnify the Buyer with respect to Damages arising from claims under Section 6.2(a) unless and until the amount of Damages with respect to such matters shall equal or exceed in the aggregate $15,000, provided that after such threshold is met, the Buyer shall be entitled to recover Damages from the first dollar without regard to the threshold. The total liability of the Seller and the Member with respect to Damages arising from claims under Sections 6.2(a)(i) or (ii) shall be limited in the aggregate to $200,000, provided, however, that any Damages arising from any breach or alleged breach of Sections 3.1, 3.2, 3.8, 3.11 or 3.15(a) shall not be subject to such limitation.

                                  ARTICLE VII

                               GENERAL PROVISIONS

7.1 Guaranty. The Guarantor hereby guarantees to the Seller and the Member the due and punctual payment, performance and observance by the Buyer of the Buyer's indemnification obligations under ARTICLE VI, the Buyer's obligations under Section 2.13, and the payment of the Holdback Amount, if applicable, under Section 2.8(a). The Guarantor shall be entitled to the defenses, if any, against payment and performance of such obligations that are both permitted by law and are available to the Buyer under the terms and provisions of this Agreement (for the avoidance of doubt, the Guarantor shall not have the benefit of any defense relating to the bankruptcy or insolvency of the Buyer). Except for such permitted defenses, the guaranty provided hereby shall be absolute, continuing, unconditional and irrevocable. The guaranty provided hereby is a guaranty of payment (and not merely collection) and neither Seller nor Member is required to make demand upon or exhaust remedies (or any similar matter) as against the Buyer before proceeding against the Guarantor.

7.2 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, the Buyer shall pay all costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby, and the Seller and the Member shall pay all costs and expenses incurred by the Seller and the Member in connection with this Agreement and the transactions contemplated hereby, including in each case all fees and expenses of investment bankers, finders, brokers, agents, representatives, consultants, counsel and accountants.

7.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the party against whom such amendment, modification or supplement is sought to be enforced, except that the Seller shall be entitled to amend, modify or supplement this Agreement on behalf of itself and the Member. Any such writing must refer specifically to this Agreement.

7.4 Waiver of Compliance; Consents. The rights and remedies of the parties are cumulative and not alternative and may be exercised concurrently or separately. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party (or, if applicable, the Seller on behalf of itself and the Member); (ii) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any consent required or permitted by this Agreement is binding only if in writing.

7.5 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by facsimile transmission, or (iii) sent certified mail or by a nationally recognized overnight delivery service, charges prepaid, to the address set forth below (or such other address for a party as shall be specified by like notice):

(a)      If to the Seller or the Member, to:
                  Hirsch International Corp.
                  200 Wireless Boulevard
                  Hauppauge, NY 11788
                  Attention Beverly Eichel, Chief Financial Officer
                  Facsimile:  631-952-0665

Copies to:
                  Fried, Frank, Harris, Shriver & Jacobson LLP
                  One New York Plaza
                  New York, NY 10004
                  Attention: Craig F. Miller
                  Facsimile:  212-859-4000

(b)      If to the Buyer, to:

                  PCA LLC
                  815 Matthews-Mint Hill Road
                  Matthews, NC 28105
                  Attn: Barry J. Feld, Chairman, President and CEO
                  Facsimile:  704-847-1548

Copies to:

                  Robinson, Bradshaw & Hinson, P.A.
                  101 North Tryon Street, Suite 1900
                  Charlotte, North Carolina  28246
                  Attn:  Steve Newmark
                  Facsimile:  704-373-3961

     Each such notice or other communication shall be deemed to have been duly given and to be effective (x) if delivered by hand, immediately upon delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day; (y) if sent by facsimile transmission, immediately upon confirmation that such transmission has been successfully transmitted on a Business Day before or during normal business hours and, if otherwise, on the Business Day following such confirmation, or (z) if sent by a nationally recognized overnight delivery service, on the day of delivery by such service or, if not a Business Day, on the first Business Day after delivery. Notices and other communications sent via facsimile must be followed by notice delivered by hand or by overnight delivery service as set forth herein within five Business Days.

7.6 Publicity. No party hereto shall make any public announcement or similar publicity of the transactions contemplated by this Agreement prior to the Closing without first obtaining the prior written consent of the Member and the Buyer; provided that nothing contained herein shall prohibit any party from making any public announcement if such party determines in good faith, on the advice of legal counsel, that such public disclosure is required by a Legal Requirement so long as such party consults with the member and the Buyer prior to making such disclosure. From and after the Closing, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued at such a time and in such a manner as the Buyer determines. The Buyer and the Members shall consult with each other concerning the means by which the Seller's employees, franchisees, host stores, customers and suppliers will be informed of the transactions contemplated hereby.

7.7 Assignment; No Third-Party Rights. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that (i) the Buyer may assign its rights hereunder to any Affiliate of the Buyer, and (ii) the Buyer may otherwise assign its rights and obligations under this Agreement with the consent of the Member. Except as set forth in ARTICLE VI, this Agreement and its provisions are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give any other Person any legal or equitable right, remedy or claim.

7.8 Governing Law. The execution, interpretation and performance of this Agreement, and only disputes with respect to the transactions contemplated by this Agreement, including any fraud claims, shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

7.9 Further Assurances; Records. Each Party shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as another party or other parties may reasonably request in order to convey title to the Purchased Assets to the Buyer and for the Buyer to assume the Assumed Liabilities and otherwise to effect the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets that are needed by such other party or parties for the purposes of preparing Tax Returns or responding to an audit by any Governmental Authority or for any other reasonable purpose.

7.10 Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

7.11 Construction. Each party acknowledges that such party and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

7.12 Disclosure Schedule. Each representation, warranty and covenant set forth herein shall have independent significance. Any disclosures in any part of the Disclosure Schedule apply only to the Section of this Agreement to which they expressly relate and not to any other representation, warranty or covenant. In the event of any inconsistency between the statements in the body of this Agreement and those in of the Disclosure Schedule (other than an exception expressly set forth as such in of the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

7.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

7.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

7.15 Entire Agreement. This Agreement, including the Appendices, the Exhibits and the Disclosure Schedule, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Appendices, Exhibits and the Disclosure Schedule hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior agreements, understandings, promises, representations and statements between the parties and their representatives with respect to the transactions contemplated by this Agreement.

7.16 No Implied Representations. Each party hereto acknowledges that it has made no representations, warranties or promises whatsoever, except as set forth in this Agreement, the Seller Documents and the Buyer Documents, and disclaims any implied warranties of fitness for a particular purpose or otherwise.





                                   (signatures contained on the following page)

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

                                                 EMBROIDERY ACQUISITION LLC


                                                 By:          /s/ Barry J. Feld
                                                 ------------------------------
                                                 Name:        Barry J. Feld
                                                 Title:       President


                                                 HOMETOWN THREADS LLC

                                                 By:          /s/ Beverly Eichel
                                                 -------------------------------
                                                 Name:        Beverly Eichel
                                                 Title:       Chief Financial
                                                                Officer


                                                 HIRSCH INTERNATIONAL CORP.

                                                 By:          /s/ Paul Gallagher
                                                 -------------------------------
                                                 Name:        Paul Gallagher
                                                 Title:       President


The Guarantor executes this Agreement
solely for the purpose of being bound by
Section 7.1.

PCA LLC

By: /s/ Barry J. Feld
------------------------------
Name: Barry J. Feld
Title: President

                                   APPENDIX 1

     "Accounts Receivable" means, with respect to a Person, (i) all trade accounts receivable and other rights to payment from customers of such Person and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of such Person, (ii) all other accounts or notes receivable of such Person, including accounts receivable from Affiliates, officers, directors, partners, members or managers of such Person and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy or other right related to any of the foregoing.

     "Affiliate" means with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or is under common control with, such Person. For the purpose of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this agreement, as it may hereafter be amended in accordance with its terms.

     "Arbitrator" has the meaning set forth in Section 6.5(a).

     "Assignment & Assumption Agreement" has the meaning set forth in Section 2.10(a).

     "Assignments of Lease" has the meaning set forth in Section 2.10(a).

     "Assumed Liabilities" has the meaning set forth in Section 2.5.

     "Bill of Sale" has the meaning set forth in Section 2.10(a).

     "Business" has the meaning set forth in the Background Statement of this Agreement.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are generally closed for business.

     "Buyer" has the meaning set forth in the introductory paragraph of this Agreement.

     "Buyer Consent" means (i) any Governmental Authorization set forth or required to be set forth on Section 4.3 of the Disclosure Schedule or (ii) any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization) necessary to cure, remedy or waive any default, violation or conflict, or relinquish any rights, set forth or required to be set forth on Section 4.3 of the Disclosure Schedule.

     "Buyer Documents" has the meaning set forth in Section 4.2.

     "CERCLA"   means  the  federal   statute   commonly   referred  to  as  the
Comprehensive  Environmental  Response,   Compensation  and  Liability  Act,  as
amended.

     "Closing" has the meaning set forth in Section 2.9.

     "Closing Date" means the date and time as of which the Closing actually takes place.

     "Closing Payment" has the meaning set forth in Section 2.8(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercially Reasonable Efforts" means the efforts that a prudent business Person would reasonably use in similar circumstances to achieve a desired result and as expeditiously as possible; provided that an obligation to use the Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the transactions contemplated hereby.

     "Contract" means any agreement, contract, obligation, promise or undertaking (whether oral or written and whether express or implied), including but not limited to contracts, agreements, indentures, deeds of trust, leases and notes.

     "Copyright" means the legal right provided by the Copyright Act of 1976, as amended, to the expression contained in any work of authorship fixed in any tangible medium of expression together with any similar rights arising in any other country as a result of statute or treaty, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application.

     "Damages" means damages loss, liability, claim, damage, expense (including cost of investigation and reasonable attorneys' fees) and diminution of value, whether or not involving a third-party claim but excluding punitive damages.

     "Disclosure Schedule" means the Disclosure Schedule delivered to the Buyer by the Seller and the Member concurrently with the execution of this Agreement.

     "Effective Time" has the meaning set forth in Section 2.9.

     "Environmental Laws" means any Legal Requirement that relates to the generation, storage, handling, discharge, emission, transportation, treatment or disposal of Hazardous Substances or wastes or to the protection of human health and the environment, including CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Water Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, and the Hazardous Material Transportation Act, in each case as amended, and the regulations implementing such acts and the state and local equivalent of such acts and regulations, and common law.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended,   including  all  regulations  and  other  authoritative   Governmental
Authority guidance issue with respect thereto.

     "ERISA Affiliate" means any trade or business, whether or not incorporated, that is a member of a group of corporations or of trades or businesses (whether or not incorporated) that along with the Seller are treated as a single employer under and for any of the purposes specified in Section 414(b), (c), (m) or (o) of the Code or that is a member of a controlled group within the meaning of
Section 4001(a)(14) of ERISA that includes the Seller.

     "Excluded Assets" has the meaning set forth in Section 2.3.

     "Excluded Contracts" has the meaning set forth in Section 2.3(a).

     "Excluded Liabilities" has the meaning set forth in Section 2.6(a).

     "Financial Statements" has the meaning set forth in Section 3.5.

     "Fixed Assets" means, with respect to a Person, all equipment, machinery, furniture and furnishings, fixtures, tools, dies, computer hardware, data processing and telecommunications equipment, office equipment, vehicles and other tangible personal property (other than Inventories) of every kind owned, used or useable by such Person, whether owned or leased, together with any express or implied warranty by the manufacturers or Seller or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, applied on a consistent basis.

     "Guarantor" has the meaning set forth in the introductory paragraph of the Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any municipal, local, city or county government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through capital stock or otherwise by any of the foregoing.

     "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "Hazardous Substance" includes each substance identified or designated as such under CERCLA, as well as any other substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, reactive, corrosive, ignitable, infectious, radioactive or otherwise hazardous or (iii) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

     "Improvements" has the meaning set forth in Section 3.17(c).

     "Indemnified Party" has the meaning set forth in Section 6.4(a).

     "Indemnifying Party" has the meaning set forth in Section 6.4(a).

     "Inventories" means, with respect to a Person, all inventories of such Person of finished goods, work in process, raw materials and spare parts and all other materials and supplies to be used or consumed by such Person in the production of finished goods or sold by such Person.

     "Know-How" means ideas, designs, concepts, compilations of information, methods, techniques, procedures and processes, whether patentable or not and whether reduced to practice or not.

     "Legal Requirement" means any statute, law, treaty, rule, regulation, Order, decree, writ, injunction or determination of any arbitrator or court or Governmental Authority and, with respect to any Person, includes all such Legal Requirements applicable or binding upon such Person, its business or the ownership or use of any of its assets.

     "Leased Real Property" has the meaning set forth in Section 3.16(b).

     "Liens" means any mortgages, claims, liens, security interests, pledges, escrows, charges, options or other restrictions or encumbrances of any kind or character whatsoever.

     "Mark" means any word, name, symbol or device used by a Person to identify its goods or services, whether or not registered, all goodwill associated therewith, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application. As used in this Agreement, the term "Mark" includes trademarks and service marks.

     "Material Adverse Effect" means an adverse effect in excess of $25,000 on the condition (financial or otherwise), results of operations, business, properties or liabilities of the Seller's business.

     "Member" has the meaning set forth in the introductory paragraph of this Agreement.

     "Order" means any award,  decision,  injunction,  judgment,  order, ruling,
subpoena  or  verdict   entered,   issued,   made  or  rendered  by  any  court,
administrative agency, other Governmental Authority or by any arbitrator.

     "Ordinary Course" means an action taken by a Person only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the operations of such Person; and

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) or by its Member or other owners.

     "Patent" means any patent granted by the U.S. Patent and Trademark Office or by the comparable agency of any other country, and any renewal thereof, and any rights arising under any patent application filed with the U.S. Patent and Trademark Office or the comparable agency of any other country and any rights that may exist to file any such application.

     "Permitted Liens" means (i) the Liens for current Taxes not yet due and payable (provided that, with respect to real property, Taxes shall be deemed to refer to ad valorem property taxes only), and (ii) with respect to personal property only, the Liens imposed by law, such as the Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the Ordinary Course for sums not constituting borrowed money, that are not overdue.

     "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or other legal entity.

     "Plan" means an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, an employee pension benefit plan with the meaning of Section 3(2) of ERISA or a plan that is both.

     "Prime Rate" means the per annum rate of interest from time to time by Bank of America, N.A. (or, if such bank discontinues its practice of announcing its prime rate, such other institution approved by the Buyer and the Seller) as its prime rate of interest, in effect from time to time.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Proprietary Rights" means, with respect to a Person, all Copyrights, Marks, Trade Secrets, Patents, intellectual property rights in inventions and discoveries, whether patentable or not and whether reduced to practice or not, trade names, intellectual property rights in internet web sites and internet domain names and intellectual property rights in Know-How.

     "Purchase Price" has the meaning set forth in Section 2.7.

     "Purchased  Accounts  Receivable"  has the  meaning  set  forth in  Section
2.2(c).

     "Purchased Assets" has the meaning set forth in Section 2.2.

     "Purchased Contracts" has the meaning set forth in Section 2.2(g).

     "Purchased Fixed Assets" has the meaning set forth in Section 2.2(a).

     "Purchased Proprietary Rights" has the meaning set forth in Section 2.2(d).

     "Purchased Software" has the meaning set forth in Section 2.2(e).

     "Reference Balance Sheet" means the Seller's Balance Sheet, dated August 31, 2004, that has been provided to the Buyer.

     "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

     "Seller Consent" means (i) any Governmental Authorization set forth or required to be set forth on Section 3.3 of the Disclosure Schedule or (ii) any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization) necessary to cure, remedy or waive any default, violation or conflict, or relinquish any rights, set forth or required to be set forth on Section 3.3 of the Disclosure Schedule.

     "Seller Document" has the meaning set forth in Section 3.2.

     "Seller Employees" has the meaning set forth in Section 5.2(a).

     "Seller's Knowledge" means the actual knowledge of Paul Levine, Howard Arnberg, Stephen Kay, Beverly Eichel and Paul Gallagher.

     "Seller and Member Non-Competition Agreements" has the meaning set forth in
Section 2.10(a).

     "Seller Plan" has the meaning set forth in Section 3.12(a).

     "Software" means, with respect to a Person, all types of computer software programs owned, used or useable by such Person, including operating systems, application programs, software tools, firmware and software imbedded in equipment, including both object code and source code versions thereof.

     "Taxes" means (i) all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes and (ii) any interest, penalties and additions related to the foregoing.

     "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with the Taxes.

     "Trade Secrets" means business or technical information of any Person including, but not limited to, customer lists, marketing data and Know-How, that is not generally known to other Persons who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to other Persons.

     "Trademark Assignment" has the meaning set forth in Section 2.10(a).

     "Wal-Mart Master Lease Agreement" shall mean the LEASE AGREEMENT (Space in Wal-Mart Store or Supercenter) dated September 19, 2000 between Wal-Mart Stores East Inc., a Delaware Corporation as Landlord, and Hometown Threads, a Delaware LLC as Tenant, including all amendments, modifications, supplements and schedules to the LEASE AGREEMENT.